EXHIBIT 99.1

OTSUKA PHARMACEUTICAL ACQUIRES RIGHTS TO

IV BUSULFEX FROM PDL BIOPHARMA

Princeton, New Jersey, Tokyo, Japan and Redwood City, California, December 17, 2007 — Otsuka Pharmaceutical Co., Ltd. (OPC) and PDL BioPharma, Inc. (NASDAQ: PDLI) today announced that they have entered into a definitive agreement under which Otsuka will acquire from PDL the rights to IV Busulfex® (busulfan), including trademarks, patents, intellectual property and related assets, for $200 million, to be paid in cash at closing. IV Busulfex is an oncologic product marketed and sold by PDL in the United States (U.S.) and Canada, and through distributors in a number of other countries.

“The acquisition of IV Busulfex, a first-in-class drug therapy for conditioning prior to allogeneic hematopoietic progenitor cell transplantation, and the oncology expertise of PDL accelerates Otsuka’s global oncology business,” said Tatsuo Higuchi, President and Representative Director of Otsuka Pharmaceutical Co., Ltd. “We are currently developing first-in-class oncology drugs in the United States, including drugs to treat severe cancer pain (currently in phase II), along with oral mucositis and leukemia (currently in phase I). Our focus is on global opportunities to contribute to the health of patients who are suffering from severe illness.”

“We’re pleased to enter into this agreement with Otsuka, which builds on the successful efforts of PDL’s commercial team and enables this important product to continue to benefit patients worldwide,” said L. Patrick Gage, Ph.D., PDL’s interim chief executive officer. “This transaction is a first step to deliver on our strategic goal to maximize value for our stockholders through our ongoing strategic process.”

This transaction follows PDL’s decision, announced on October 1, 2007, to actively pursue the sale of its key assets. PDL continues with this strategic process, which includes working to maximize the value of its royalty stream, commercial products and antibody discovery, development and manufacturing assets.

Following the close of the transaction, OPC will oversee the outsourced manufacturing of the product, while its U.S. affiliate, Otsuka Pharmaceutical Development & Commercialization, Inc. (OPDC), will initiate clinical studies to investigate potential new indications for IV Busulfex. Another OPC affiliate, Otsuka America Pharmaceutical, Inc. (OAPI), will market the product for its current indication in the United States. OPDC was established in 2007 and OAPI was established in 1989 by Otsuka America, Inc. (OAI). Both OPDC and OAPI are wholly owned by OAI, which is the holding company for OPC’s interests in the U.S. OAI is wholly owned by OPC.

The transaction has been approved by the boards of directors of both companies and is expected to close in the first quarter of 2008, subject to antitrust clearance under the Hart-Scott-Rodino Act and satisfaction of other customary conditions.

Montgomery and Co., LLC is acting as financial advisor and Heller Ehrman LLP is acting as legal advisor to OPC in connection with the transaction. Merrill Lynch & Co. is acting as financial advisor and DLA Piper is acting as legal advisor to PDL in connection with the transaction.

About IV Busulfex® (busulfan)

IV Busulfex was approved by the U.S. Food and Drug Administration (FDA) in 1999 for use in combination with cyclophosphamide as a conditioning regimen prior to allogeneic hematopoietic progenitor cell transplantation (also referred as blood or bone marrow transplantation or BMT) for chronic myelogenous leukemia (CML). IV Busulfex is the only drug that is FDA-approved for use in combination with cyclosphosphamide as a conditioning agent in allogeneic hematopoietic stem cell transplantation for CML.

During the 12 months ended September 30, 2007, IV Busulfex sales were $29.4 million, a 29.7 percent increase over the $22.7 million in sales in the prior 12-month period. IV Busulfex is marketed in more than 40 countries worldwide.

About BMT

A blood or marrow transplantation offers a potential for cure in patients with hematologic malignancies. According to the Center for International Blood and Marrow Transplant Research (CIBMTR), there are approximately 17,700 BMTs conducted in North America. Approximately 41 percent of the total BMTs are allogenic, in which the stem cells are derived from a donor. About 70 percent of the allogenic transplants are for leukemia and myeloproliferative diseases.1

IMPORTANT SAFETY INFORMATION:

WARNING: Busulfex (busulfan) Injection is a potent cytotoxic drug that causes profound myelosuppression at the recommended dosage. It should be administered under the supervision of a qualified physician who is experienced in allogeneic hematopoietic stem cell transplantation, the use of cancer chemotherapeutic drugs, and the management of patients with severe pancytopenia. Appropriate management of therapy and complications is only possible when adequate diagnostic and treatment facilities are readily available. SEE “WARNINGS” SECTION OF FULL PRESCRIBING INFORMATION FOR INFORMATION REGARDING BUSULFAN-INDUCED PANCYTOPENIA IN HUMANS.

At the recommended dosage, IV Busulfex produced profound myelosuppression in all patients (ie, severe granulocytopenia, thrombocytopenia, anemia, or a combination thereof). Frequent complete blood counts should be monitored during treatment and until recovery.

Patients who have received prior radiation therapy, greater than or equal to three cycles of chemotherapy, or a prior progenitor cell transplant may be at an increased risk of developing hepatic veno-occlusive disease (HVOD) with the recommended Busulfex dose and regimen. Based on clinical examination and laboratory findings in patients treated with Busulfex in the setting of allogeneic transplantation, HVOD was diagnosed in 5/61 patients and was fatal in 2/5 cases.

Anticonvulsant prophylactic therapy should be administered prior to treatment. Caution should be exercised in patients with a history of seizure disorder or head trauma or who are receiving other potentially epileptogenic drugs.

Women of childbearing potential should be advised to avoid becoming pregnant as busulfan may cause fetal harm.

The most common non-hematologic adverse events were nausea (92% mild or moderate, 7% severe), stomatitis (71% grade 1–2, 26% grade 3–4), and vomiting (95% mild or moderate).2

Please see FULL PRESCRIBING INFORMATION, including Boxed WARNING for Busulfex (http://www.ivbusulfex.com/29932_PI.pdf).2

Forward-looking Statements

This press release contains forward-looking statements, including regarding the expected closing of PDL’s sale of its IV Busulfex product, each of which involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. The consummation of the sale of PDL’s IV Busulfex asset could be adversely impacted or prevented by failure to satisfy closing conditions, regulatory delays or other developments. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About Otsuka Pharmaceutical Co., Ltd.

Founded in 1964, Otsuka Pharmaceutical Co., Ltd. is a healthcare company with the mission statement: “Otsuka—people creating new products for better health worldwide. “ Otsuka researches, develops, manufactures and markets innovative, original products, focusing its core businesses on pharmaceutical products for the treatment of disease and consumer products for the maintenance of everyday health. The Otsuka Pharmaceutical Group comprises 99 companies and employs approximately 31,000 people in 18 countries and regions worldwide. Otsuka and its consolidated subsidiaries earned US $7.2 billion in consolidated annual revenues in fiscal 2006. For additional information, please visit www.otsuka-global.com.

About Otsuka Pharmaceutical Development & Commercialization, Inc.

Otsuka Pharmaceutical Development & Commercialization (OPDC) is a globally focused organization that plays a leadership role in the research and development of Otsuka’s ethical healthcare products. From initiation of the clinical program for a compound through high quality clinical studies, product positioning and global life cycle management, OPDC is the cornerstone of Otsuka’s global drug development and strategic commercial planning efforts.

About Otsuka America Pharmaceutical, Inc.

Otsuka America Pharmaceutical, Inc. (OAPI) is a successful, innovative, fast-growing healthcare company that commercializes Otsuka-discovered and other product opportunities in North America, with a strong focus on and commitment to neuroscience, cardiovascular and gastrointestinal treatments. OAPI is dedicated to improving patients’ health and the quality of human life.

Otsuka Pharmaceutical Development & Commercialization, Inc. and Otsuka America Pharmaceutical, Inc. are part of the Otsuka Pharmaceutical Group of companies. For additional information, please visit www.otsuka.com.

About PDL

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc. and Busulfex is a registered U.S. trademark of PDL BioPharma, Inc.

References:

[1]	PDL BioPharma Website – IV Busulfex section:

http://www.pdl.com/index.cfm?navId=37

[2]	IV Busulfex Website - http://www.ivbusulfex.com/

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Contacts:
Debra Kaufmann	Hideki Shirai
Otsuka America Pharmaceutical, Inc.	Otsuka Pharmaceutical Co., Ltd.
+1-240-683-3568	siraih@otsuka.jp
debra.kaufmann@otsuka.com

Kathleen Rinehart	Jean Suzuki
PDL Corporate Communications	PDL Investor Relations
(650) 454-2543	(650) 454-2648
kathleen.rinehart@pdl.com	jean.suzuki@pdl.com